Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Missouri Premium Income Municipal Fund
33-60532
811-7616


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment
Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred shares voting
together as a
class
<c>  MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            1,299,823
                        81
   Against
                 88,579
                        15
   Abstain
                 12,251
                         -
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,304,835
                        81
   Against
                 79,668
                        15
   Abstain
                 16,150
                         -
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
            1,304,835
                        81
   Against
                 79,668
                        15
   Abstain
                 16,150
                         -
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
            1,277,942
                        81
   Against
               104,155
                        15
   Abstain
                 18,556
                         -
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570



To approve the elimination of the
fundamental policy relating to
commodities.


   For
            1,300,430
                        63
   Against
                 78,909
                        33
   Abstain
                 21,314
                         -
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570



To approve the new fundamental policy
relating to commodities.


   For
            1,298,429
                        78
   Against
                 81,715
                        15
   Abstain
                 20,509
                          3
   Broker Non-Votes
               197,388
                      474
      Total
            1,598,041
                      570




Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012615.